                                                                  EXHIBIT (a)(2)
                             LETTER OF TRANSMITTAL
                        To Tender Shares of Common Stock

                                       of

                              Chemfab Corporation

                       Pursuant to the Offer to Purchase
                              dated August 2, 2000

                                       by

                             PPLC Acquisition Corp.

                     an indirect wholly owned subsidiary of

                                 Norton Company

                     an indirect wholly owned subsidiary of

                           Compagnie de Saint-Gobain

   THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON
            TUESDAY, AUGUST 29, 2000, UNLESS THE OFFER IS EXTENDED.


                        The Depositary for the Offer is:

                    ChaseMellon Shareholder Services, L.L.C.

          By Mail:               By Overnight Delivery:               By Hand:
       P.O. Box 3301               85 Challenger Road         120 Broadway, 13th Floor
 South Hackensack, NJ 07606          Mail Drop-Reorg             New York, NY 10271
    Attn: Reorganization         Ridgefield Park, NJ 07660      Attn: Reorganization
         Department                Attn: Reorganization             Department
                                        Department


                           By Facsimile Transmission
                       (for Eligible Institutions only):
                                 (201) 296-4293

                        Confirm Facsimile by Telephone:
                                 (201) 296-4860

   DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

                         DESCRIPTION OF SHARES TENDERED

-------------------------------------------------------------------------------------------
  Name(s) and Address(es) of Registered Holder(s)
   (Please fill in, if blank, exactly as name(s)               Share(s) Tendered
          appear(s) on Share certificate)            (Attach additional list if necessary)
-------------------------------------------------------------------------------------------
                                                                 Total Number of
                                                                     Shares      Number of
                                                    Certificate  Represented by    Shares
                                                     Number(s)*  Certificate(s)* Tendered**
                                           ------------------------------------------------
                                           ------------------------------------------------
                                           ------------------------------------------------
                                           ------------------------------------------------
                                           ------------------------------------------------
                                                    Total Shares
-------------------------------------------------------------------------------------------

 *  Need not be completed by stockholders tendering by book-entry transfer.
 ** Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Depositary are being tendered hereby. See Instruction 4.

--------------------------------------------------------------------------------
 [_]CHECK HERE IF CERTIFICATES HAVE BEEN LOST, DESTROYED OR STOLEN. SEE
    INSTRUCTION 8.

   THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

   This Letter of Transmittal is to be used either if certificates for Shares (as defined below) are to be forwarded herewith or if delivery of Shares is to be made by book-entry transfer to the Depositary's account at The Depository Trust Company (the Book-Entry Transfer Facility") pursuant to the book-entry transfer procedure described under Procedures for Tendering Shares" in the Offer to Purchase (as defined below). DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH THE BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

   Stockholders whose certificates evidencing Shares ("Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required hereby to the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or who cannot complete the procedure for delivery by book-entry transfer on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described under "Procedures for Tendering Shares" in the Offer to Purchase. See Instruction 2.

[_]CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO
   THE DEPOSITARY'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

   Name of Tendering Institution ______________________________________________

   Account No. at The Depository Trust Company ________________________________

   Transaction Code No. _______________________________________________________

[_]CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF
   GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE
   FOLLOWING:

   Name(s) of Registered Stockholder(s) _______________________________________

   Date of Execution of Notice of Guaranteed Delivery _________________________

   (Name of Institution which Guaranteed Delivery _____________________________

   If delivery is by book-entry transfer:

     Name of Tendering Institution ___________________________________________

     Account No. at The Depository Trust Company _____________________________

     Transaction Code No. ____________________________________________________

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

   The undersigned hereby tenders to PPLC Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Norton Company, a Massachusetts corporation ("Parent"), which is an indirect wholly owned subsidiary of Compagnie de Saint-Gobain, a French corporation, the above-described shares of common stock, par value $0.10 per share (the "Shares"), of Chemfab Corporation, a Delaware corporation (the "Company"), pursuant to Purchaser's offer to purchase all outstanding Shares at a price of $18.25 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the offer to purchase dated August 2, 2000 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with any amendments or supplements thereto constitute the "Offer"). Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on purchase of Shares pursuant to the Offer. Purchaser and Parent will pay all charges and expenses of McFarland Dewey Securities Co., L.P. (the "Dealer Manager"), ChaseMellon Shareholder Services, L.L.C. (the "Depositary") and Georgeson Shareholder Communications Inc. (the "Information Agent") incurred in connection with the Offer.

   Upon the terms and subject to the terms and conditions of the Offer and effective upon acceptance for payment of and payment for the Shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of Purchaser all right, title and interest in and to all the Shares that are being tendered hereby and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and any other Shares or other securities issued or issuable in respect of such Shares on or after July 25, 2000), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver certificates for such Shares (and all such other Shares or securities), or transfer ownership of such Shares (and all such other Shares or securities) on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser, (b) present such Shares (and all such other Shares or securities) for transfer on the books of the Company and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and all such other Shares or securities), all in accordance with the terms of the Offer.

   The undersigned hereby irrevocably appoints George B. Amoss, Vice President and Chief Financial Officer of Purchaser and John R. Mesher, Vice President and Secretary of Purchaser, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole discretion deem proper, with respect to all of the Shares tendered hereby which have been accepted for payment by Purchaser prior to the time of any vote or other action, at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned meeting), by written consent or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Shares by Purchaser in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy or written consent granted by the undersigned at any time with respect to such Shares (and all such other Shares or securities), and no subsequent proxies will be given or written consents will be executed by the undersigned (and if given or executed, will not be deemed to be effective).

   The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and that when the same are accepted for payment by Purchaser, Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and all such other Shares or securities).

   All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

   The undersigned understands that tenders of Shares pursuant to any one of the procedures described in the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer.

   Unless otherwise indicated under "Special Payment Instructions", please issue the check for the purchase price of any Shares purchased, and return any Shares not tendered or not purchased, in the name(s) of the undersigned (and, in the case of Shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above). Similarly, unless otherwise indicated under "Special Delivery Instructions", please mail the check for the purchase price of any Shares purchased and any certificates for Shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the check for the purchase price of any Shares purchased and return any Shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated. The undersigned recognizes that Purchaser has no obligation, pursuant to the "Special Payment Instructions", to transfer any Shares from the name of the registered holder(s) thereof if Purchaser does not accept for payment any of the Shares so tendered.

    SPECIAL PAYMENT INSTRUCTIONS              SPECIAL DELIVERY INSTRUCTIONS
    (See Instructions 5, 6 and 7)             (See Instructions 5, 6 and 7)


  To be completed ONLY if the                  To be completed ONLY if the
 check for the purchase price of            check for the purchase price of
 Shares purchased (less the                 Shares purchased (less the
 amount of any applicable                   amount of any applicable
 withholding tax) or Share                  withholding tax) or Share
 Certificates not tendered or not           Certificates not tendered or not
 purchased are to be issued in              purchased are to be mailed to
 the name of someone other than             someone other than the
 the undersigned.                           undersigned or to the
                                            undersigned at an address other
                                            than that shown below the
                                            undersigned's signature(s).

 Issue [_] check
       [_] certificate(s) to:


 Name(s) _________________________          Mail[_] check
          (Please Print)                        [_] certificate(s) to:


 Address _________________________          Name(s) _________________________
                                                     (Please Print)


 _________________________________
                                            Address _________________________


 _________________________________
            (Zip Code)                      _________________________________
                                                        (Zip Code)

 _________________________________
   (Taxpayer Identification No.)

                                   SIGN HERE
                  (Please complete Substitute Form W-9 below)

            .......................................................

            .......................................................
                            Signature(s) of Owners

            Dated .......................................... , 2000

            Name(s)................................................

            .......................................................
                                (Please Print)

            Capacity (full title)..................................

            Address................................................

            .......................................................
                              (Include Zip Code)

            Area Code and Telephone Number.........................

            (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

                  Guarantee of Signature(s) (If required; see
                             Instructions 1 and 5)

            Name of Firm...........................................

            Authorized Signature...................................

            Dated .......................................... , 2000

                                    PAYER: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
-------------------------------------------------------------------------------------------------------------------------
 SUBSTITUTE          Part I TAXPAYER IDENTIFICATION NO.--(FOR ALL ACCOUNTS)              Part II  For Payees Exempt
                    ---------------------------------------------------------------------         From Backup With-
 Form W-9            Enter your taxpayer identification number in   ---------------------         holding (see enclosed
                     the appropriate box. For most individuals      ---------------------         Guidelines)
 Department of       and sole proprietors, this is your Social      Social Security Number
 the Treasury        Security Number. For other entities, it is
 Internal Revenue    your Employer Identification Number. If
 Service             you do not have a number, see "How to
                     Obtain a TIN" in the enclosed Guidelines.
                                                                         OR
 Payer's Request
 for Taxpayer        Note: If the account is in more than one
 Identification No.  name, see the chart on page 2 of the           ---------------------
                     enclosed Guidelines to determine what          ---------------------
                     number to enter.                               Employee Identification Number

-------------------------------------------------------------------------------------------------------------------------

 Certification--UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
 (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number;
 (2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
 (3) Any information provided on this form is true, correct and complete.

 You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return and you have not received a notice from the IRS advising you that backup withholding has terminated.

--------------------------------------------------------------------------------

 SIGNATURE ___________________________________    DATE _______________ , 2000


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                                 INSTRUCTIONS

             Forming Part of the Terms and Conditions of the Offer

   1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a firm which is a member of a recognized Medallion Program approved by The Securities Transfer Associations, Inc. (an "Eligible Institution"). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) tendered herewith and such holder(s) have not completed the instruction entitled "Special Payment Instructions" on this Letter of Transmittal or
(b) if such Shares are tendered for the account of an Eligible Institution. See Instruction 5.

   2. Delivery of Letter of Transmittal and Shares. This Letter of Transmittal is to be used either if certificates are to be forwarded herewith or, unless an Agent's Message is utilized, if delivery of Shares is to be made by book-entry transfer pursuant to the procedures set forth in the Offer to Purchase. Certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date. Stockholders who cannot deliver their Shares and all other required documents to the Depositary by the Expiration Date must tender their Shares pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase. Pursuant to such procedure: (a) such tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Purchaser must be received by the Depositary by the Expiration Date and (c) the certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee (or, in the case of a book-entry delivery, an Agent's Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in the Offer to Purchase.

   The method of delivery of Shares and all other required documents is at the option and risk of the tendering stockholder and the delivery will be deemed made only when actually received by the Depositary (including, in the case of a book-entry transfer, by a timely confirmation). If certificates for Shares are sent by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

   No alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be purchased. By executing this Letter of Transmittal (or facsimile thereof), the tendering stockholder waives any right to receive any notice of the acceptance for payment of the Shares.

   3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto.

   4. Partial Tenders (not applicable to stockholders who tender by book-entry transfer). If fewer than all the Shares represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Shares which are to be tendered in the box entitled "Number of Shares Tendered". In such case, a new certificate for the remainder of the Shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

   5. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

   If any of the Shares tendered hereby is held of record by two or more persons, all such persons must sign this Letter of Transmittal.

   If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

   If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or Shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

   If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.

   If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of the authority of such person so to act must be submitted.

   6. Stock Transfer Taxes. Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or Shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Shares to Purchaser pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

   7. Special Payment and Delivery Instructions. If the check for the purchase price of any Shares purchased is to be issued, or any Shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check or any certificates for Shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown on page 1, the appropriate boxes on this Letter of Transmittal should be completed. Stockholders tendering Shares by book-entry transfer may request that Shares not purchased be credited to such account at the Book-Entry Transfer Facility as such stockholder may designate under "Special Payment Instructions." If no such instructions are given, any such Shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

   8. Lost, Destroyed or Stolen Certificates. If any certificate(s) representing Shares has been lost, destroyed or stolen, the stockholder should promptly contact the American Stock Transfer and Trust Company which is the Company's transfer agent, by calling (800) 937-5449. The stockholder will then be instructed as to the steps that must be taken in order to replace the certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed.

   9. Substitute Form W-9. Under the federal income tax laws, the Depositary will be required to withhold 31% of the amount of any payments made to certain stockholders pursuant to the Offer. In order to avoid such backup withholding, each tendering stockholder, and, if applicable, each other payee, must provide the Depositary with such stockholder's or payee's correct taxpayer identification number and certify that such stockholder or payee is not subject to such backup withholding by completing the Substitute Form W-9 set forth on page 7. In general, if a stockholder or payee is an individual, the taxpayer identification number is the Social Security Number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the stockholder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service. Certain stockholders or payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such stockholder or payee must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Depositary. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

   Failure to complete the Substitute Form W-9 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depositary to withhold 31% of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service. NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

   10. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent or the Dealer Manager at their respective addresses or telephone numbers set forth below.

                    The Information Agent for the Offer is:

                                   GEORGESON
                                  SHAREHOLDER
                              COMMUNICATIONS INC.

                                17 State Street
                                   10th Floor
                               New York, NY 10004
                        Banks and Brokerage Firms Call:
                                 (212) 440-9800
                           All Others Call Toll Free:
                                 (800) 223-2064

                      The Dealer Manager for the Offer is:

                         McFarland Dewey Securities Co.

                                230 Park Avenue
                                   Suite 1450
                            New York, NY 10169-1450
                          Call Collect: (212) 867-4949
                         Call Toll Free: (888) 916-7400